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                                                                    Exhibit 23.1

             REPORT ON SCHEDULE AND CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Farallon Communications, Inc. and subsidiary:


The audits referred to in our report dated November 5, 1996, included the related financial statement schedule as of September 30, 1996, and for each of the years in the three-year period ended September 30, 1996, included in the annual report on Form 10-K of Farallon Communications, Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statement (No. 333-05845) on Form S-8 of Farallon Communications, Inc. and subsidiary of our report dated November 5, 1996, relating to the consolidated balance sheets of Farallon Communications, Inc. and subsidiary as of September 30, 1995 and 1996, and the related consolidated statement of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, and related schedule, which report appears in the September 30, 1996 annual report on Form 10-K of Farallon Communications, Inc.


                                    /S/ KPMG Peat Marwick LLP
                                    -------------------------

                                    KPMG Peat Marwick LLP

San Francisco, California
December 17, 1996

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